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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Definitive Proxy Statement
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☒ Soliciting Material Pursuant to §240.14a-12

CENTEX CONSTRUCTION PRODUCTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Centex Construction
Products, Inc.
Pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934.

News For Immediate Release

CENTEX CONSTRUCTION PRODUCTS SETS DATE FOR STOCKHOLDERS MEETING REGARDING SPIN-OFF OF ITS CENTEX-OWNED SHARES

     (Dallas, TX December 3, 2003): Centex Construction Products, Inc. (NYSE: CXP) announced today that its Special Meeting of Stockholders regarding the spin-off of all of the CXP shares owned by Centex Corporation (NYSE: CTX) will be held at 9:00 a.m., local time on January 8, 2004 at 2728 North Harwood, 10th floor, Dallas, Texas. The record date for the meeting is November 28, 2003.

     Centex owns approximately 11.9 million shares of CXP (representing approximately 65% of the outstanding shares of CXP). In connection with the spin-off, CXP would reclassify its shares of Common Stock into two classes and pay a special one-time cash dividend of $6.00 per share to all of its stockholders (including Centex) immediately prior to the spin-off. The two classes shall consist of a new Class B Common Stock having the right to elect at least 85% of CXP’s Board and CXP’s existing class of Common Stock having the right to elect the remaining members of the Board. In all other respects, the rights of the holders of the two classes will be substantially the same, including voting on fundamental transactions affecting CXP. Subject to stockholders’ approval at the January 8, 2004 meeting, it is anticipated that the spin-off and the cash dividend will be completed by the end of January 2004. Stockholders will also be voting on certain other matters at the Special Meeting.

     Under the terms of the agreement reached with Centex in July 2003, CXP and Centex agreed that the spin-off would be accomplished only on a tax-free basis. Centex has informed CXP that it has received approval from the Internal Revenue Service that the spin-off will receive tax-free treatment. When the spin-off is completed, it is anticipated that Centex stockholders will receive approximately .19 shares of CXP Common Stock for each share of Centex common stock (consisting of approximately .15 shares of CXP’s new Class B Common Stock and .04 shares of CXP’s existing class of Common Stock).

     The agreement with Centex also provides that immediately prior to the spin-off, CXP would pay a cash dividend to all of its stockholders (including Centex) of $6.00 per share. This dividend would only be paid in conjunction with the spin-off and will be funded substantially through borrowings made by CXP. CXP’s debt-to-capitalization ratio after payment of the cash dividend and after the spin-off is expected to be approximately 22%.

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Centex Construction Products, Inc. Sets Date for Stockholders Meeting	Page 2
Regarding Spin-Off of Its Centex-Owned Shares

     CXP believes that the spin-off will be beneficial to its stockholders because, among other considerations, it will increase CXP’s shares available to be traded on a daily basis, will eliminate competition for capital between CXP and the other businesses of Centex, and will allow CXP management greater flexibility in dealing with the opportunities and challenges specific to its respective businesses. CXP has a strong balance sheet and its operations are sound and well established. CXP is led by an experienced and talented management and believes that its prospects are good.

     CXP is a Dallas-based company that manufactures and distributes cement, gypsum wallboard, recycled paperboard and concrete and aggregates.

     Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when CXP is discussing its beliefs, estimates or expectations. These statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the spin-off and related transactions include the fact that these transactions will be subject to obtaining the stockholder and satisfaction of other customary conditions. With respect to any discussion of the expected performance and results of operations of Centex Construction Products, Inc., risks and uncertainties include, but are not limited to, the cyclical and seasonal nature of the Company’s business, public infrastructure expenditures, adverse weather, availability of raw materials, unexpected operational difficulties, governmental regulation and changes in governmental and public policy, changes in economic conditions specific to any one or more of the Company’s market, competition, announced increase in capacity in the gypsum wallboard and cement industries, general economic conditions, and interest rates. Investors should take such risks and uncertainties into account when making investment decisions. These and other factors are described in the Annual Report on Form 10-K for Centex Construction Products, Inc. for the fiscal year ended March 31, 2003 as amended and restated by our Annual Report on Form 10-K/A filed on November 26, 2003, and the current Report on Form 8-K dated July 21, 2003 as amended by Form 8-K/A filed on November 12, 2003. These reports are filed with the Securities and Exchange Commission.

     Additional Information and Where to Find It. In connection with the reclassification of its common stock, CXP has filed a proxy statement with the Securities and Exchange Commission and is mailing the proxy statement to its stockholders of record eligible to vote at the Special Meeting. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ SUCH PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and other security holders can obtain copies of the proxy statement free of charge and may also obtain other documents filed by CXP with the SEC by directing a request to Centex Construction Products, Inc., Investor Relations, 2728 North Harwood, Dallas, Texas 75201 Telephone: (214) 981-6510. You may also obtain free copies of the proxy and other documents filed by CXP with the SEC by accessing the SEC’s website at http://www.sec.gov. CXP, its directors, certain executive officers, and certain other employees may be deemed under the rules of the SEC to be “participants in the solicitation” of proxies from the security holders of CXP in favor of the reclassification. CXP’s directors and executive officers beneficially own, in the aggregate, less than 2% of the outstanding shares of CXP common stock. Security holders of CXP may obtain additional information regarding the interests of the “participants in the solicitation” by reading the proxy statement.

For additional information, contact at 214/981-5000:
Steven R. Rowley
Chief Executive Officer

Arthur R. Zunker, Jr.
Senior Vice President and Chief Financial Officer